                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT




                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report - December 29, 2000

                               TOWER BANCORP, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


        Pennsylvania                  2-89573                25-1445946
----------------------------      ----------------          -------------
(State or other jurisdiction      (Commission File          (IRS Employer
      of incorporation)               Number)           Identification Number)


             Center Square
       Greencastle, Pennsylvania                                17225
----------------------------------------                      ----------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number including area code:        (717) 597-2137
                                                        ------------------

                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)
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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT.

           Not Applicable.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

           Not Applicable.

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP.

           Not Applicable.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

           Not Applicable.

ITEM 5.    OTHER EVENTS.

           Pursuant to a Trust Agreement between the Registrant's wholly-owned subsidiary, The First National Bank of Greencastle (FNB), and Sentry Trust Company (Sentry) dated July 24, 2000 FNB established a wholly-owned non-depository trust company and transferred its trust accounts, representing approximately $216,000,000 in assets, and the fiduciary duties and associated responsibilities to this non-depository trust company. Pursuant to an Agreement and Plan of Merger between Sentry and the non-depository trust company, at the close of business on December 29, 2000, the non-depository trust company was merged with and into Sentry. Sentry acquired all of the outstanding shares of the non-depository trust company in exchange for 127,005 shares of Sentry, issued to FNB. The parties agreed that the value of the Sentry shares was $1,078,274. Immediately after closing, the 127,005 shares of Sentry issued to FNB were assigned to the Registrant.

ITEM 6.    RESIGNATIONS OF REGISTRANT'S DIRECTORS.

           Not Applicable.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

           None.

ITEM 8.    CHANGE IN FISCAL YEAR.

           Not Applicable.

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            TOWER BANCORP, INC.
                            (Registrant)


Dated: January 9, 2001      /s/  Jeff B. Shank
                            ----------------------------------------------------
                            Jeff B. Shank, President and Chief Executive Officer
                            (Principal Executive Officer)


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